Exhibit 4.40.2

AMENDMENT NO. 2 TO REVOLVING LOAN AGREEMENT

This Amendment No. 2 to Revolving Loan Agreement dated as of January 29, 2018 (this “Amendment”) is between Höegh LNG Partners LP, a Marshall Islands limited partnership (the “Borrower”), and Höegh LNG Holdings Ltd., a Bermuda company (the “Lender”).

INTRODUCTION

A.           The Borrower and the Lender have entered into the Revolving Loan Agreement dated as of August 12, 2014 (as amended, restated, amended and restated or otherwise modified from time to time (including pursuant to that certain Amendment No. 1 to Revolving Loan Agreement, dated as of February 28, 2016, between the Borrower and the Lender), the “Revolving Loan Agreement”).

B.           The Borrower and the Lender wish to amend the Revolving Loan Agreement on the terms, and subject to the conditions, set forth below.

THEREFORE, in fulfillment of the foregoing, the Borrower and the Lender hereby agree as follows:

Section 1.          Definitions; References. Unless otherwise defined in this Amendment, each term used in this Amendment which is defined in the Revolving Loan Agreement has the meaning assigned to such term in the Revolving Loan Agreement.

Section 2.          Amendment. Upon the satisfaction of the conditions specified in Section 4 of this Amendment, and effective as of the date set forth above, the Revolving Loan Agreement shall be amended as follows:

(a)       Section 1.1, Section 2.10 and any other provisions referencing the “Commitment Fee” shall be globally amended to delete each reference thereto.

(b)       Section 2.8 of the Revolving Loan Agreement shall be amended and restated in its entirety to read as follows:

Section 2.8. [Reserved].

Section 3.          Representations and Warranties. The Borrower represents and warrants to the Lender that:

(a)       the representations and warranties set forth in the Revolving Loan Agreement are true and correct in all material respects as of the date of this Amendment (except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b)        (i) the execution, delivery, and performance of this Amendment are within the company power and authority of the Borrower and have been duly authorized by appropriate proceedings and (ii) this Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and

(c)       as of the date of this Amendment and after giving effect hereto, no Default or Event of Default has occurred and is continuing.

Section 4.          Effectiveness. This Amendment shall become effective as of the date hereof, and the Revolving Loan Agreement shall be amended as provided herein, upon the occurrence of all of the following: (a) the Borrower’s and the Lender’s duly and validly executing originals of this Amendment and delivery thereof to the Lender; and (b) the representations and warranties in this Amendment being true and correct in all material respects before and after giving effect to this Amendment.

Section 5.          Effect on Revolving Loan Agreement. Except as amended herein, the Revolving Loan Agreement remains in full force and effect as originally executed, and nothing herein shall act as a waiver of any of the Lender’s rights under the Revolving Loan Agreement, as amended. Any breach of representations, warranties, and covenants under this Amendment may be a Default or Event of Default under the Revolving Loan Agreement.

Section 6.          Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

Section 7.          Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original.

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2

THIS WRITTEN AMENDMENT AND THE REVOLVING LOAN AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

EXECUTED as of the date first set forth above.

BORROWER:

HÖEGH LNG PARTNERS LP

By:	/s/ Richard Tyrrell
Name:	Richard Tyrrell
Title:	Chief Executive Officer and Chief Financial Officer

LENDER:

HÖEGH LNG HOLDINGS LTD.

By:	/s/ Steffen Føreid
Name:	Steffen Føreid
Title:	Authorised Signatory

[Signature Page to Amendment No. 2]